                                                                      APPENDIX-B

                           REVOLVING CREDIT AGREEMENT

  This Revolving Credit Agreement, dated as of April 15, 1994 ("Agreement"), by and between Amax Gold Inc., a Delaware corporation (the "Borrower"), and Cyprus Amax Minerals Company, a Delaware corporation (the "Lender");

                                  WITNESSETH:

  WHEREAS, the parties previously have entered into that certain letter agreement dated February 11, 1994 as extended by a letter agreement dated March 7, 1994 (the "Commitment Letter") providing for, among other things, agreed upon share purchase prices and the preparation of definitive documents to implement the terms thereof;

  WHEREAS, this Revolving Credit Agreement is one of the definitive documents contemplated in the Commitment Letter;

  WHEREAS, on the date of this Agreement the Lender indirectly owns 31,313,709 shares of the Borrower's common stock, par value $0.01 per share ("Common Stock"), which constitutes approximately 40% of the Borrower's outstanding Common Stock;

  WHEREAS, the Borrower needs financial support from the Lender to refinance certain of the Borrower's short term debt, to make required amortization payments on its Guanaco and Hayden Hill financings and to provide working capital, and the Lender is willing to provide to the Borrower up to $100,000,000 of financing for such needs, on the terms of this Agreement;

  WHEREAS, the Borrower owns interests in several promising gold prospects, including 100% of the Fort Knox Project near Fairbanks, Alaska, and 50% of the Refugio Project in northern Chile, as well as certain other advanced stage projects (collectively the "Projects"), each of which is expected to require substantial additional development capital;

  WHEREAS, the Borrower is developing one or more of its Projects and is otherwise taking steps to increase its cash flow from operations to enable the Borrower to fund its ongoing working capital requirements and required development capital from operating cash flow or establish third party sources of financing without reliance on guarantees or other financial support from the Lender;

  WHEREAS, each party has determined (in the Borrower's case, after consulting with an independent investment banking firm) that it is in the best interest of such party's stockholders (in the case of the Borrower, including but not limited to, the Lender) that such financing from the Lender be provided on the terms and conditions set forth in this Agreement;

  WHEREAS, the Borrower and the Lender each have had the transactions contemplated by this Agreement approved by its Board of Directors (and the Borrower having had such transactions approved separately by the Audit Committee of the Borrower's Board of Directors, which consists solely of those Directors who are unaffiliated with the Lender), and having received a fairness opinion from an independent investment bank, establishing that the transactions contemplated herein are, on the whole, in the best interest of the Borrower and the Lender respectively;

  NOW THEREFORE, the parties hereby agree to the following terms and conditions:


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                                   ARTICLE I

                         AMOUNTS AND TERMS OF THE LOAN

  SECTION 1.01 Revolving Credit Commitment. Subject to the terms and conditions hereof, the Lender agrees to make one or more loans (individually a "Loan" and collectively the "Loans") to the Borrower from time to time during the period that commences on the date hereof and ends on the earlier of (i) April 30, 1997 or (ii) the date on which the Commitment is terminated pursuant to this Agreement inclusive (the expiration date determined by (i) or (ii) is herein called the "Revolver Expiration Date"), in an aggregate principal amount up to but not exceeding at any one time outstanding the sum of $100,000,000 (the "Commitment"). During such period the Borrower may use the Commitment by borrowing, paying and prepaying in whole or in any part and reborrowing, on a revolving basis, all in accordance with the terms and conditions hereof. To the extent that the Borrower pays (including any prepayment) any principal amount of Loans in Preferred Stock pursuant to and as defined in Section 1.08 hereof prior to the Revolver Expiration Date, the amount of the Commitment shall automatically be reduced by the amount of any Preferred Stock so issued, based upon the value of such Preferred Stock at the time of issuance as determined in accordance with Section 1.08. Each borrowing and cash prepayment of principal, if any, shall be in an amount equal to an integral multiple of $1,000,000.00. Notwithstanding the foregoing, the Commitment shall terminate if the conditions for making the initial Loan under Section 2.01 shall not have been satisfied on or prior to January 4, 1995, unless extended by the parties.

  SECTION 1.02 Making the Loans. The Borrower shall give the Lender notice of each borrowing hereunder not later than 11:00 a.m. Denver, Colorado, time at least two (2) Business Days prior to the date a Loan is requested to be made, specifying the inception date, the amount thereof and the initial Interest Period for such Loan. The Lender will arrange the loan and confirm the details in writing to the Borrower. On the inception date of the borrowing, the Lender will make the proceeds of the Loan available to the Borrower in immediately available funds at the Borrower's account with Chemical Bank, New York, or as the Borrower may otherwise direct in such notice.

  The Loans to the Borrower shall be evidenced by a grid Note of the Borrower substantially in the form of Exhibit A hereto (the "Note"). The Note will evidence the obligation of the Borrower to pay the aggregate unpaid principal amount of all Loans made by the Lender pursuant to Section 1.01 of this Agreement, together with all accrued interest on such Loans. Entries made on the grid schedules of the Note by the Lender reflecting borrowings, payments and interest rate calculations under this Agreement shall constitute, absent proven error, prima facie evidence of the transactions represented by such entries. The Note shall (i) be dated the date of the initial Loan hereunder,
(ii) be payable in accordance with its terms and the terms of this Agreement and (iii) evidence the obligation of the Borrower to pay interest on each Loan made hereunder from the date of such Loan on the unpaid principal amount thereof outstanding from time to time, calculated in accordance with the provisions of Section 1.03 and the outstanding principal amount of such Loan in accordance with Section 1.06 or Section 1.08 of this Agreement pursuant to the repayment notice given by the Borrower under the applicable section of this Agreement. Except for the payment referenced in Section 1.08 hereof, the Borrower shall make each payment (including any cash prepayment) hereunder and under the Note, not later than the close of business of the day when due by wire transfer, in lawful money of the United States of America to the Lender, at its address referred to in Section 7.02 or as otherwise directed by the Lender, in immediately available funds.

  SECTION 1.03 Payment of Interest. Each Loan made by the Lender pursuant to this Agreement shall bear interest on the principal balance thereof from time to time unpaid at an annual rate equal to the LIBOR Rate (as defined herein) for the interest period selected by the Borrower at its option for a period of one, three or six months, or such other periods as are agreed between the Borrower and the Lender (each, an "Interest Period"), and as set forth in the notice of borrowing referred to in Section 1.02 hereof or the notice of Interest Period selection referred to in Section 1.05 hereof, as the case may be, plus 0.30% except as otherwise provided in this Section. Interest on each Loan shall be due and payable in full on the last day of the Interest Period applicable to such Loan and, in the case of any Interest Period in excess of three months, at the end of each calendar quarter occurring during the term thereof. The term "LIBOR Rate" shall mean the rate of interest per annum at which U.S. dollar deposits, in an amount equal to the aggregate principal balance of the Loan are offered (as reasonably determined by the Lender) at or about 11:00 a.m. Denver time on the date that is two Business Days immediately prior to the beginning of such Interest Period in the London Interbank Eurodollar Market for delivery on the first day of such Interest Period for approximately the number of days contained therein (as appearing on page "LIBOR" on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London Interbank Offered Rates for dollar deposits of major banks); provided, however, that if at least two such offered rates appear on the LIBOR page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Lender and rounded upwards to the nearest 1/16th of 1%) will be the rate used; and provided further that if Reuters Monitor Money Rates Service ceases to provide LIBOR quotations, such rate shall be the average rate of interest (as determined by the Lender) and rounded upwards to the nearest 1/16th of 1%) at which U.S. dollar deposits are offered for the relevant Interest Period by three of the leading banks selected by the Lender in the London interbank market as of 11:00 a.m. Denver time on the date which is two (2) Business Days prior to the first day of such Interest Period, or as reasonably determined by the Lender by reference to the LIBOR rate for an equivalent interest period in the most recent edition of the Wall Street Journal under the section headed "Money Rates", or otherwise as the Lender and the Borrower may mutually agree. If the Borrower fails to make any payment to the Lender of the principal of or interest on any Loan when such payment becomes due, such Loan shall accrue interest at a rate that is 1.0% per annum higher than the rate otherwise payable with respect to such Loan and such higher rate shall continue until such default in payment by the Borrower is cured. All computations of interest under the Note shall be made by the Lender on the basis of a year of 360 days, consisting of twelve 30-day months, for the actual number of days (including the first day but excluding the last day) elapsed.

  SECTION 1.04 Prepayments in Cash. On any interest payment date, or as otherwise agreed by the Lender, the Borrower may make cash prepayments of principal (which, unless the commitment is earlier terminated pursuant to Section 6.02, may be reborrowed on or prior to the Revolver Expiration Date but not thereafter) of one or more Loans (which Loans shall be designated by the Borrower) in an amount equal to an integral multiple of $1,000,000, and shall be made without premium or penalty, but together with interest accrued, if any, on the amount of each prepaid Loan (at the interest rate applicable to such Loan) to the date of prepayment and shall be applied to the Loans in the inverse order of maturity. The Borrower shall give Lender at least two Business Days notice of any such prepayment. All such cash payments shall be made by wire transfer in immediately available funds to an account designated by the Lender.

  SECTION 1.05 Interest Period Selection. The Borrower shall have the option to select a new Interest Period for each Loan, which period shall take effect at the end of the then current Interest Period with respect to such Loan. The Borrower shall give the Lender notice of such Interest Period selection pursuant to this Section 1.05 not later than 11:00 a.m. Denver, Colorado, time at least two (2) Business Days prior to the last day of the applicable Interest Period, specifying the new Interest Period for such Loan. If the Borrower does not deliver such notice of Interest Period selection to the Lender as set forth herein, the Interest Period for such Loan shall be the same number of months as the immediately preceding Interest Period for such Loan. The selection of a subsequent Interest Period shall not be deemed to constitute a reborrowing or a new Loan for purposes of this Agreement.

  SECTION 1.06 Amortization of Principal. On the Revolver Expiration Date all accrued interest shall be paid and the aggregate principal balance of all Loans outstanding shall become due and payable in twenty equal quarterly installments on March 31, June 30, September 30, and December 31 of each of the following five years with the first installment due on June 30, 1997; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount thereof. The outstanding principal balance of the Note shall bear interest in accordance with Section 1.03 until the Note is paid in full. Accrued interest on the Note shall be added to and paid with each such quarterly amortization payment.

  SECTION 1.07 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a date which is a Saturday, Sunday or a public holiday or the equivalent for Lender or for banks generally under the laws of the State of Colorado (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest due.

  SECTION 1.08 Payment in Preferred Stock. At the Borrower's election, which may be exercised by its giving written notice to the Lender at least 20 Business Days prior to the date such repayment or prepayment of the Note or a required amortization payment due under the Note is to be made, the Borrower may (i) repay the entire principal balance of the Note, (ii) pay the required amortization payment due under the Note, (iii) upon the Lender's prior consent given not later than two Business Days prior to the payment date, pay the required interest payment due under the Note, and/or (iv) prepay increments of at least $5,000,000 of principal of Loans outstanding under the Note (which Loans shall be designated by the Borrower), in each case by issuing to the Lender the Borrower's $2.25 Series A Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), which shall have the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof as are set forth in Exhibit B to this Agreement and otherwise as the Board of Directors of the Borrower may determine (consistent with the provisions of such Exhibit B) by resolution or resolutions adopted by the Board of Directors of the Borrower providing for the issue of such Preferred Stock. The amount of such Preferred Stock issued to the Lender shall (w) in the event the payment is to be made pursuant to clause (i) above, be equal in value to the outstanding principal amount of all Loans outstanding at the time of such payment, plus accrued interest thereon to the date of such payment; (x) in the event the payment is to be made pursuant to clause (ii) above, be equal in value to the amount of such required amortization payment to be made plus accrued interest thereon to the date of such payment; (y) in the event the payment is to be made pursuant to clause
(iii) above, be equal in value to the amount of such required interest payment to be made on the date of such payment; or (z) in the event the payment is to be made pursuant to clause (iv) above, be equal in value to the incremental amount of such Loans that the Borrower elects to prepay, plus accrued interest thereon to the date of such payment, in each case as specified in the notice given to the Lender pursuant to this Section 1.08, except that no fractional shares of Preferred Stock shall be issued. In lieu of a fraction of a share of Preferred Stock, the Borrower shall pay the Lender in cash an amount equivalent to such fraction of a share. The value of the Preferred Stock shall be determined by multiplying the number of shares of Preferred Stock to be issued to the Lender by $50.00 per share. The number of shares of Preferred Stock to be issued to the Lender pursuant to this Section 1.08 (which shall not exceed the number authorized in the Borrower's Restated Certificate of Incorporation, as amended) will be determined by the Borrower based on the amount of the Loans to be repaid or prepaid with such Preferred Stock, subject to adjustment for arithmetic errors.

  SECTION 1.09 Regulatory Approvals. As a condition precedent to issuing any Preferred Stock to the Lender pursuant to Section 1.08 hereof, the Borrower shall have obtained all authorizations and approvals of, and all other actions required to be taken by, any applicable governmental authority or regulatory body or stock exchange and shall have given all notices to, and made all filings with, any such governmental authority or regulatory body or stock exchange, that may be required in connection with such issuance of such Preferred Stock.

  SECTION 1.10 Failure to Obtain Regulatory Approvals. In the event the Borrower is unable to obtain all authorizations and approvals required for the issuance of any Preferred Stock pursuant to Section 1.09 hereof, such failure shall not constitute a default but the written notice given by the Borrower to the Lender with respect to making such repayment or prepayment by issuing Preferred Stock shall be null and void, without prejudice to the rights of the Borrower to exercise its option under Section 1.08 on any other occasion. If the Preferred Stock was to be issued to pay an interest payment or required amortization due under the Note, such payment shall be made by the Borrower in immediately available funds on the date such payment is due in accordance with
Section 1.03 or 1.06 of this Agreement, as the case may be, and the Note.

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  SECTION 1.11 Restrictions on Transfer of Preferred Stock.

    (i) Notice of Intended Dispositions. Except for dispositions pursuant to this Section 1.11, if at any time the Lender desires to sell, assign, transfer, pledge, encumber or otherwise dispose of any shares of Preferred Stock held by it, then the Lender shall deliver written notice (a "Disposition Notice") to the Borrower under Section 7.02, of its intention to sell, setting forth the Lender's desire to make such sale, the identity of the prospective purchaser, the number of shares of Preferred Stock proposed to be sold (the "Offered Shares") the price ("Offer Price") at which the Lender proposes to dispose of the Offered Shares and the other material terms of such disposition. Such proposed sale, transfer, etc., shall be for cash only.

    (ii) Borrower's First Refusal Option. Upon the receipt of the Disposition Notice, the Borrower shall then have the right to purchase at the Offer Price all, but not less than all, of the Offered Shares. In order to exercise its first refusal option, the Borrower must give written notice (a "First Refusal Exercise Notice") under Section 7.02, of such exercise to the Lender, not more than 45 calendar days from the date of its receipt of the Disposition Notice. In the event that the Borrower exercises its first refusal option with respect to the Offered Shares, then the Lender shall sell to the Borrower and the Borrower shall purchase the Offered Shares within 30 calendar days after the date of receipt by the Lender of the First Refusal Exercise Notice. Upon the consummation of any purchase by the Borrower of Offered Shares, the Lender shall deliver certificates evidencing the Offered Shares sold duly endorsed, or accompanied by written instruments of transfer, free and clear of any liens and encumbrances, against delivery of the Offer Price. From and after the time at which cash necessary to pay the Offer Price for shares of Preferred Stock pursuant to the exercise of the first refusal option irrevocably shall have been deposited or set aside, then, notwithstanding that the certificates representing the Offered Shares shall not have been surrendered, all rights (other than the right to receive payment of the Offer Price with respect to such shares of Preferred Stock) of the Lender with respect to the shares of Preferred Stock for which tender has been made, including without limitation all conversion, voting and dividend rights, permanently shall cease and terminate, except only the right to receive payment for such shares of Preferred Stock, and the Lender shall no longer be considered the owner of such shares of Preferred Stock.

    (iii) Permitted Dispositions. If the Disposition Notice has been duly given and the Borrower shall not have timely given the First Refusal Notice to exercise its first refusal option, then the Lender shall have the right, for a period of 30 calendar days after expiration of the 45 day period referred to in the second sentence of subsection (ii) of this Section 1.11, to sell to the prospective purchaser referred to in such notice the Offered Shares at no less than the Offer Price and on the other terms and provisions set forth in the Disposition Notice.

                                   ARTICLE II

                             CONDITIONS OF LENDING

  SECTION 2.01 Conditions Precedent to Making the Initial Loan. The obligation of the Lender to make the initial Loan is subject to the following conditions precedent:

    (a) The Lender shall have received on or before the day the initial Loan is made all of the following, in form and substance reasonably satisfactory to the Lender:

      (i) The Note duly executed by the Borrower;

      (ii) Copies of the borrowing resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement and the Note as well as the Borrower's performance of all of the covenants, obligations and other undertakings of the Borrower contemplated by this Agreement and the Note, (including the specific authorization of the Preferred Stock to be issued pursuant to Section
    1.08 of this Agreement on the terms of Exhibit B to this Agreement) and of all documents evidencing other necessary corporate action and governmental approvals, if any, with

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    respect to this Agreement and the Note, certified by the Secretary or an Assistant Secretary of the Borrower;

      (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note and any other documents to be delivered hereunder;

      (iv) A favorable opinion of counsel of the Borrower, as to matters referred to in Section 3.01 (except subsection (e) thereof) of this Agreement;

      (v) A Notice of Borrowing under Section 1.02; and

      (vi) Evidence reasonably satisfactory to the Lender that the New York Stock Exchange shall have accepted a listing application for the Common Stock to be issued pursuant to this Agreement or upon conversion of the Preferred Stock and if so required as a condition to listing, that the majority of the shareholders of the Borrower have approved the issuance of such Common Stock.

    (b) On the date of such Loan the following statements shall be true:

      (i) The representations and warranties of the Borrower contained in
    Section 3.01 are true and correct in all material respects and the covenants of the Borrower made in Article IV hereof shall be deemed to have been made on and as of the date of such Loan (or of a subsequent Loan for the purposes of Section 2.02);

      (ii) No event has occurred and is continuing, or would result from such Loan (or from a subsequent Loan for the purposes of Section 2.02), which constitutes an Event of Default (as defined in Article V) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

    (c) The Borrower shall deliver to the Lender a certificate of the Borrower's Chief Financial Officer stating the purpose of the borrowing, which shall be consistent with Section 7.05 and the other terms and conditions of this Agreement and, if required by Section 7.05, resolutions of the Borrower's Board of Directors, which resolutions shall be certified to Lender by the Secretary or an Assistant Secretary of the Borrower.

  SECTION 2.02 Conditions Precedent to Subsequent Loans. The obligation of the Lender to make each subsequent Loan is subject to the conditions precedent that
(i) on the date of any such subsequent Loan the statements made in Section 2.01(b)(i) and (ii) shall be true; and (ii) the condition set forth in Section 2.01(c), shall be satisfied with respect to such subsequent Loan.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

  SECTION 3.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

    (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Note.

    (b) The execution, delivery and performance by the Borrower of this Agreement and the Note have been, or in the case of the issuance of Common Stock will be on or prior to the date of issuance, duly authorized by all necessary corporate action (including authorization of the Board of Directors of the Borrower to issue the Preferred Stock in the event the Borrower elects to pay or prepay in Preferred Stock pursuant to Section
  1.08 of this Agreement and to issue the Common Stock required to be issued upon conversion of the Preferred Stock or pursuant to Articles of this Agreement) and do not (and the issuance of such Preferred Stock on the terms of Exhibit B or, in the case of the Common Stock, such Common Stock will not at the time the same is to be issued):

      (i) violate any provision of the Restated Certificate of Incorporation, as amended, or By-Laws of the Borrower or any law, order, writ, judgment, decree, determination or award, in each case as presently in effect and having applicability to the Borrower; or

      (ii) result in a breach of or constitute a default under any material indenture, bank loan agreement, credit agreement, bullion loan or other material agreement to which the Borrower is a party or by which any of its properties or the properties of any of its Subsidiaries, are presently bound. As used in this Agreement, the term "Subsidiary" shall mean, as to the Borrower, any corporation of which at least a majority of the outstanding shares of stock, having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned or controlled by the Borrower or one of more of its Subsidiaries.

    (c) No authorization or approval of, or other action by, and no notice to or filing with, any governmental authority or regulatory body, other than the Securities and Exchange Commission ("SEC"), is required for the due execution, delivery and performance by the Borrower of this Agreement (except for such notices, any necessary shareholder approvals, registrations, stock exchange listings or filings as may be required in connection with issuing the Preferred Stock and the Common Stock) or the Note.

    (d) This Agreement is, and the Note when executed and delivered will be, legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles).

    (e) The consolidated statements of financial position of the Borrower and its consolidated Subsidiaries as at December 31, 1993, and the related consolidated statements of operations, cash flows and changes in Common Stock, paid-in capital and retained earnings of the Borrower and such Subsidiaries for the period then ended (copies of which have been furnished to the Lender) fairly present the financial condition of the Borrower and such Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles.

    (f) Except as disclosed in the Borrower's most recent Annual Report on Form 10-K filed with the SEC for the fiscal year then ended, the most recent Quarterly Reports on Form 10-Q, or as otherwise disclosed in writing to the Lender, there is not to the actual knowledge of the executive officers of the Borrower any pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency or arbitrator that reasonably could be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Agreement or the Note.

    (g) The Preferred Stock and the Common Stock, when issued in accordance with the terms of this Agreement (and any Common Stock when issued on conversion of or pursuant to the terms of the Preferred Stock), will be validly issued, fully paid and nonassessable.

                                   ARTICLE IV

                           COVENANTS OF THE BORROWER


  SECTION 4.01 Payment of Principal, Premium and Interest. The Borrower duly and punctually will pay or cause to be paid the principal of and interest on the Loans evidenced by the Note according to the terms thereof.

  SECTION 4.02 Reports, etc. The Borrower will furnish to the Lender the following reports, information and documents:

    (i) within 15 days after the Borrower is required to file the same with the SEC, copies of the annual reports on Form 10-K, proxy statements, quarterly reports on Form 10-Q, and of such reports, notices, documents and other information (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Borrower may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or with the principal securities exchange (or successor thereto) in the United States on which securities of the Borrower are listed and, upon distribution thereof, a copy of each report, proxy statement, notice, document or other information sent by the Borrower to all of its stockholders; and

    (ii) promptly upon demand, such other information respecting the financial condition, operations and properties of the Borrower and its consolidated Subsidiaries as the Lender reasonably may request; provided that the Lender shall maintain the confidentiality thereof in the same manner as the Lender maintains the confidentiality of its own information of like nature.

  SECTION 4.03 Inspection. So long as the Lender is obligated to make Loans under this Agreement or so long as the Note is outstanding, the Borrower will permit the Lender or any of its authorized representatives, at the Lender's expense, to inspect at all reasonable times all properties, books and records of the Borrower or any of its consolidated Subsidiaries reasonably related to the overall financial and business condition of the Borrower and its consolidated Subsidiaries or to the observance and performance by the Borrower of its obligations hereunder and under the Note, and to discuss the business and affairs of the Borrower and its consolidated Subsidiaries with its officers and independent accountants (and by this provision the Borrower authorizes said accountants to discuss with the Lender or such authorized representatives, the finances and affairs of the Borrower and its consolidated Subsidiaries), all as often as reasonably may be requested, subject to appropriate obligations of confidentiality.

  SECTION 4.04 Payment of Taxes. The Borrower will pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges levied on it or against any of its properties or assets prior to the date on which penalties are attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Borrower, or except to the extent that the failure to so pay or to so discharge would not have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or the Note.

  SECTION 4.05 Officers' Certificate. The Borrower will deliver a certificate to the Lender on or before April 30 in each year (beginning with 1995), signed by the Chairman of the Board or the President, the Chief Financial Officer, any Senior Vice President or any Vice President (the foregoing being hereafter referred to as "Senior Officers") and by the Secretary or any Assistant Secretary of the Borrower, stating that in the course of the performance by the signers of their duties as officers of the Borrower they normally would have knowledge of any condition or event that constitutes or which, after the giving of notice or lapse of time or both, would constitute, an Event of Default under this Agreement or under the Note, stating whether or not they have knowledge of any such condition or event and, if so, specifying each such condition or event of which the signers have knowledge and the nature thereof, and the steps taken by the Borrower to correct the same.

  SECTION 4.06 Compliance With Laws. The Borrower shall comply, in all material respects, with all applicable laws, rules, regulations and orders, except where the failure would not have a material adverse effect on the Borrower's ability to perform under this Agreement and the Note.

  SECTION 4.07 Mergers and Consolidations. Without the Lender's prior consent which will not be unreasonably withheld, the Borrower will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets. Notwithstanding the foregoing provisions of this Section 4.07:

    (a) Any Subsidiary of the Borrower may be merged or consolidated with or into (x) the Borrower if the Borrower shall be the continuing or surviving corporation, or (y) any such other Subsidiary;

    (b) Any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to a Subsidiary of the Borrower; and

    (c) The Borrower or any of its Subsidiaries may merge or consolidate with any other Person if (x) in the case of a merger or consolidation of the Borrower, the Borrower is the surviving corporation and, in any other case, the surviving corporation is a Subsidiary of the Borrower, and (y) after giving effect thereto, no Event of Default would exist hereunder, and there will be no material adverse impact on the ability of the Borrower to perform any of its obligations hereunder or under the Note in accordance with the respective terms thereof.

  SECTION 4.08 Listing Approval. The Borrower promptly shall use all reasonable efforts to obtain the acceptance of the New York Stock Exchange of a listing application for the Common Stock to be issued pursuant to the terms of this Agreement and, if so required as a condition to such listing, to obtain the approval of a majority of its shareholders for the issuance for such Common Stock.

                                   ARTICLE V

                               EVENTS OF DEFAULT

  SECTION 5.01 Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

    (a) The Borrower shall (i) fail to pay the principal of or any interest on the Note when due, or (ii) fail to perform or observe any other term, covenant or condition contained in this Agreement or in the Note on its part to be performed or observed and any such failure shall remain unremedied for five (5) Business Days in the case of clause (i) and thirty
  (30) days in the case of clause (ii) after the same is discovered by any Senior Officer of the Borrower; or

    (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in any certificate or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made and such incorrect representation or warranty shall not have been corrected within ten (10) days after the same is discovered by any Senior Officer of the Borrower; or

    (c) The Borrower shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or seeking to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, or composition of it or its debts under the law of any jurisdiction relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, with respect to any involuntary proceeding instituted against the Borrower, such proceeding shall not be dismissed within sixty (60) days;

then, and in any such event, the Lender, by notice to the Borrower, may take either or both of the following actions: (i) terminate the Commitment, whereupon the same shall terminate forthwith; or (ii) declare the principal balance outstanding under the Note and all interest accrued and unpaid thereon, and all other sums due hereunder, to be due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default specified in subparagraph (c) above, (x) the Commitment automatically shall be terminated and (y) the Note, all such principal and interest and all such other sums due hereunder automatically shall become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VI

                         LENDER'S STOCK PURCHASE OPTION

  SECTION 6.01 Description of Lender's Option. At any time after the acceptance by the New York Stock Exchange of a listing application for the issuance of the shares of Common Stock described herein, and prior to the later of (i) the Revolver Expiration Date or (ii) payment in full of the Note and all other amounts, if any, due to the Lender under this Agreement, the Lender shall have the option from time to time (the "Lender's Purchase Option") to purchase an amount not to exceed 12,099,213 shares of the Borrower's Common Stock at a purchase price per share (the "Purchase Price") of $8.265, subject to adjustment in accordance with Section 6.03 hereof, and, in connection with the consummation of such purchase (the "Closing"), to terminate such portion of the Commitment as is equal to the product of (i) the number of shares so purchased multiplied by (ii) the Purchase Price (as adjusted under Section 6.03); provided if less than 12,099,213 shares are purchased (taking into account all shares previously purchased under this provision), the number of shares shall be an integral multiple of one million shares. The Lender may exercise any Lender's Purchase Option under this Article VI by giving written notice to the Borrower, if at all, at least 20 Business Days prior to the date stated in such notice for the Closing of such stock purchase. If there are no amounts outstanding under the Note at the time such notice is given, the Lender shall give such notice to the Borrower at least 20 Business Days prior to the Revolver Expiration Date. Such notice shall state the Lender's decision to exercise its option hereunder and the date for Closing of such stock purchase. Upon receipt of such notice, the Borrower and the Lender shall select a time and place for the Closing and if the Borrower and the Lender are unable to agree, the Closing shall take place at the Borrower's offices at 9:00 a.m., local time, on the date specified for Closing in the Lender's notice.

  SECTION 6.02 Transactions at Closing. At the Closing, the Purchase Price for the shares of the Borrower's Common Stock to be purchased by the Lender shall be paid and applied by the Lender in the following order:

    (i) First, to all accrued interest to the date of Closing and then to such portion of and such portion of the principal amount of the outstanding balance under the Note in stated order of maturity, as is determined by (y) the product of (i) the number of shares so purchased multiplied by (ii) the Purchase Price (as adjusted under Section 6.03); less (z) the amount of accrued interest to the date of Closing; (which amount shall be deemed repaid by the Borrower, irrespective of whether such amounts are then due and payable, by the issuance of a credit against the Purchase Price payable by the Lender for such Common Stock and the Lender shall deliver a receipt to the Borrower for the amount of such payment). Amounts of principal paid pursuant hereto may not be reborrowed.

    (ii) Secondly, in the event the aggregate amount of the Purchase Price shall exceed the amount in Section 6.02(i), the Lender shall deliver to the Borrower the number of shares of Preferred Stock previously issued to the Lender pursuant to Section 1.08, to the extent that such shares have not been converted into or redeemed for shares of the Borrower's Common Stock pursuant to the terms of such Preferred Stock as are equal in value to the aggregate Purchase Price in excess of the amount applied in clause 6.02 (i) above. To the extent that shares of Preferred Stock have been converted into or redeemed for shares of the Borrower's Common Stock and to the extent that any shares of Common Stock have been issued in lieu of cash dividend payments on the Preferred Stock, the amount of Common Stock to be purchased by the Lender pursuant to this Article VI first shall be reduced by an amount equal to the number of such shares of Common Stock which have been issued by the Borrower (x) on conversion or redemption of such shares of Preferred Stock, or (y) in lieu of cash dividend payments on Preferred Stock.

    (iii) Thirdly, the amount of the excess of the aggregate Purchase Price over the amounts applied in Section 6.02 (i) and (ii) above, if any, shall next be applied by the Lender paying to the Borrower by wire transfer, certified or official bank check payable in United States currency in immediately available funds, to the account of the Borrower, or as the Borrower shall direct by written notice given at least two Business Days prior to Closing, an amount up to the remainder of the Commitment less the amount of the outstanding principal balance of the Note.

  Upon payment of the Purchase Price in the manner described above, the Borrower shall deliver to the Lender a Certificate for the number of shares of the Borrower's Common Stock purchased at Closing, together with a legal opinion from the Borrower's General Counsel, or such other counsel as the Borrower may choose, which other counsel shall be reasonably acceptable to the Lender, to the effect that such shares of Common Stock purchased by the Lender have been duly authorized, validly issued, and are fully paid and non-assessable. Upon delivery of the certificate for the Common Stock and the legal opinion described herein, such portion of the Commitment as is equal to the product described in Section 6.01 above, shall terminate.

  SECTION 6.03 Adjustment of Purchase Price and Number of Shares
Purchasable. The Purchase Price and the number of shares of Common Stock purchasable upon the exercise of any Lender's Purchase Option shall be subject to adjustment from time to time by the Borrower as follows:

    (i) In case the Borrower shall (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock (other than pursuant to a dividend reinvestment or similar plan), (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares of capital stock of the Borrower, then in each such case the number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option immediately prior thereto shall be adjusted so that the Lender shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Borrower which the Lender would have owned or have been entitled to receive immediately following such action had such shares of Common Stock been purchased immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the Lender shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Borrower, the Audit Committee of the Board of Directors of the Borrower (whose reasonable determination shall be conclusive except for arithmetic errors and shall be described in a statement filed by the Borrower with the Lender) shall determine the equitable allocation of the adjusted Purchase Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

    (ii) In case the Borrower shall issue rights, options or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (iv) of this Section 6.03) of the Common Stock (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Borrower in effect at the time hereof or any other similar plan adopted or implemented hereafter), to the extent that the same have not expired by their terms prior to the exercise of the Lender's Purchase Option, then the number of shares of Common Stock thereafter purchasable upon the exercise of the Lender's Purchase Option shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of the Lender's Purchase Option immediately prior to the date of issuance of such rights, options or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price. Such adjustment successively shall be made whenever any such rights, options or warrants are issued, and immediately shall become effective on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights, options or warrants, upon the expiration of such rights, options or warrants the Purchase Price shall be readjusted to the Purchase Price that would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights, options or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In no event, however, shall there be any adjustment made with respect any shares previously issued pursuant to the exercise of the Lender's Purchase Option. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Borrower for such rights, options or warrants. The value of such consideration, if other than cash, shall be determined by the Audit Committee of the Borrower's Board of Directors (whose reasonable determination shall be conclusive, except for arithmetic errors, and shall be described in a statement filed by the Borrower with the Lender).

    (iii) In case the Borrower shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock, evidences of its indebtedness or assets (including securities and cash, but excluding any cash dividend of the Borrower paid out of retained earnings and dividends or distributions payable in stock pursuant to a dividend reinvestment or similar plan or for which adjustment is made pursuant to subsection (i) of this Section 6.03) or rights, options or warrants to subscribe for or purchase securities of the Borrower (excluding those referred to in subsection (ii) of this Section 6.03), then in each such case the number of shares of Common Stock thereafter purchasable upon the exercise of the Lender's Purchase Option shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the exercise of the Lender's Purchase Option by a fraction of which the numerator shall be the current market price per share of the Common Stock as determined pursuant to subsection (iv) of this Section 6.03, and of which the denominator shall be such current market price per share of Common Stock less the fair market value on such record date (as determined by the Audit Committee of its Board of Directors of the Borrower, whose reasonable determination shall be conclusive except for arithmetic errors and shall be described in a statement filed by the Borrower with the Lender) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights, options or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

    (iv) For the purpose of any computation under subsections (ii) and (iii) of this Section 6.03, the current market price per share of Common Stock on any date shall be deemed to be the average of the "Closing Price", as defined below, for the shorter of (A) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination or (B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights, options or warrants or such distribution through such last full trading day prior to the Time of Determination. The term "Closing Price" for any day in question shall be the last reported sale price regular way or, in case no such reported sales take place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the New York Stock Exchange Composite Tape or, if not listed on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if such last sale price is not so published by NASDAQ or if no such sale takes place on such day, the average between the closing bid and asked prices for the Common Stock as published by NASDAQ. The term "trading day" shall mean a day on which the market used for calculating the Closing Price is open for the transaction of business or, if the shares of such securities are not so listed or admitted to trading, a business day. The term "Time of Determination" shall mean the time and date of the earlier of (I) the record date for determining stockholders entitled to receive the rights, options, warrants or distributions referred to in
  Section 6.03 (ii) and (iii) or (II) the commencement of "ex-dividend" trading on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the NASDAQ.

    (v) In any case in which this Section 6.03 shall require that an adjustment be made immediately following a record date or an effective date, the Borrower may elect to defer (but only until the delivery by the Borrower of the notice required by subsection (viii) of this Section 6.03) issuing to the Lender the shares of Common Stock issuable upon exercise of the Lender's Purchase Option over and above the shares of Common Stock issuable upon exercise of the Lender's Purchase Option on the basis of the number of shares of Common Stock purchasable upon exercise of the Lender's Purchase Option prior to adjustment, and paying to the Lender any amount of cash in lieu of a fractional share.

    (vi) Whenever the number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option is adjusted as herein provided, the Purchase Price payable upon exercise of the Lender's Purchase Option shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

    (vii) No adjustment in the number of shares of Common Stock purchasable upon exercise of the Lender's Purchase Option shall be required to be made unless such adjustment would require an increase or decrease of at least 1.0% of the number of shares of Common Stock purchasable upon exercise of the Lender's Purchase Option; provided, however, that any adjustments which by reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6.03 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this
  Section 6.03 to the contrary notwithstanding, the Borrower shall be entitled to make such reduction in the Purchase Price, in addition to the adjustments required by this Section 6.03, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Borrower to its stockholders shall not be taxable to the recipients. Except as set forth in subsections (i), (ii) and (iii) above, the Purchase Price shall not be adjusted for any such event including, without limitation, the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

    (viii) Whenever the Purchase Price is adjusted as herein provided, the Borrower shall promptly deliver or mail, or cause to be delivered or mailed by first class mail, postage prepaid, as soon as practicable to the Lender a notice under Section 7.02 setting forth the Purchase Price and number of shares of Common Stock purchasable upon the exercise of the Lender's Purchase Option after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment.

    (ix) In the event that at any time, as a result of an adjustment made pursuant to subsection (i) of this Section 6.03, the Lender shall become entitled to receive any shares of the Borrower other than shares of Common Stock, thereafter the Purchase Price of such other shares that the Lender shall be entitled to purchase shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

    (x) The Borrower from time to time may decrease the Purchase Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Purchase Price is so decreased, the Borrower shall deliver or mail to the Lender a notice of the decrease at least 15 days before the date the decreased Purchase Price takes effect, and such notice shall state the decreased Purchase Price and the period it will be in effect.

  Notwithstanding the foregoing provisions of this Section 6.03, no such adjustments shall be made if the adjustment effectively duplicates the effect of an adjustment made in connection with Section (5)(d) of the Certificate of Designation relating to the Convertible Preferred Stock.

  SECTION 6.04 Reservation of Shares of Common Stock. The Borrower covenants that it will, at all times prior to the expiration of the Lender's Purchase Option, reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of the Lender's Purchase Option, the full number of shares of Common Stock deliverable upon the exercise of the Lender's Purchase Option not theretofore purchased and on or before (and as a condition of) taking any action that would cause an adjustment of the Purchase Price resulting in an increase in the number of shares of Common Stock deliverable upon the exercise of the Lender's Purchase Option above the number thereof previously reserved and available therefor, the Borrower shall take all such action so required.

  Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value (if any) of the shares of Common Stock deliverable upon exercise of the Lender's Purchase Option, the Borrower shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Borrower may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Purchase Price.

  SECTION 6.05 Transfer Taxes, Etc. The Borrower shall pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon exercise of the Lender's Purchase Option; provided, however, that the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Lender and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Borrower the amount of any such tax or has established, to the satisfaction of the Borrower, that such tax has been paid.

  SECTION 6.06 Consolidation or Merger or Sale of Assets. Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger, sale or transfer to which the Borrower is a party and which is permitted under
Section 4.07 above or otherwise upon the Lender's prior written consent (which shall not be unreasonably withheld) and pursuant to which there is a change in the Common Stock of the Borrower, then lawful provision, in a manner and on terms reasonably satisfactory to counsel for the Lender, shall be made by the corporation formed by such consolidation or the corporation whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Common Stock immediately prior to the merger or consolidation, or the corporation which shall have acquired such assets or securities of the Borrower (collectively the "Formed, Surviving or Acquiring Corporation"), as the case may be, providing that the Lender shall have the right thereafter upon payment of the Purchase Price in effect immediately prior to such action to purchase upon exercise of the Lender's Purchase Option the kind and amount of securities, cash or other property that the Lender would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease or transfer had the Lender's Purchase Option been exercised immediately prior to such action (provided that, if the kind or amount of securities, cash or other property that the Lender would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease or transfer is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 6.06 the kind and amount of securities, cash or other property which the Lender would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, lease or transfer for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Formed,

Surviving or Acquiring Corporation, as the case may be, shall make provision in a manner and on terms reasonably satisfactory to counsel for the Lender, in its certificate or articles of incorporation or other constituent documents to the end that the provisions set forth in this Section 6.06 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable upon exercise of the Lender's Purchase Option.

  The above provisions of this Section 6.06 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

  SECTION 6.07 Transfer Restrictions.

  (a) Legends on Common Stock.

    (i) Until the third anniversary of the date of original issuance of the shares of Common Stock, certificates representing the shares of Common Stock purchased by the Lender upon exercise of the Lender's Purchase Option and not otherwise registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") shall bear a legend substantially to the following effect:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SIMILAR STATE SECURITIES LAWS AND THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT AND LAWS.

  The shares of Common Stock purchased by the Lender upon exercise of the Lender's Purchase Option and not otherwise registered pursuant to an effective registration statement under the Securities Act shall be subject to the restrictions on transfer set forth in the legends referred to above until the third anniversary of the date of original issuance of such shares of Common Stock; provided, however, and notwithstanding the foregoing, such shares of Common Stock may be resold under and pursuant to the terms and conditions of Regulation S of the Securities Act, prior to the end of the third anniversary date of the issuance of such shares.

    (ii) The certificates evidencing shares of Common Stock purchased by the Lender upon exercise of the Lender's Purchase Option and not otherwise registered pursuant to an effective registration statement under the Securities Act shall bear, until such time as the Borrower and the transfer agent for the Common Stock shall have received evidence satisfactory to each of them that the transfer of such shares of Common Stock has been effected in accordance with the limitations on transfer set forth in paragraph (a)(i) above, the following additional legend:

      "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

  (b) Transfer Agent Requirements. The transfer agent and registrar for the Common Stock shall not be required to accept for registration of transfer any Common Stock bearing the legend contained in paragraph (a)(ii) above, except upon presentation of satisfactory evidence that the restrictions on transfer of the Common Stock referred to in the legend in paragraph (a)(i) have been complied with, all in accordance with such reasonable regulations and procedures as the Borrower may from time to time agree with the transfer agent and registrar for the Common Stock.

                                  ARTICLE VII

                                 MISCELLANEOUS

  SECTION 7.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower, in the case of an amendment, or by the party to be charged, in the case of a waiver or a consent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  SECTION 7.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and delivered to an officer of the other party or mailed or transmitted by facsimile; if to the Lender to its address at 9100 East Mineral Circle, Englewood, Colorado 80112-3299, Attention: Chief Financial Officer (Fax No. 303-643-5269); if to the Borrower, to its address at 9100 East Mineral Circle, Englewood, Colorado 80112-3299, Attention: Chief Financial Officer (Fax No. 303-643-5505) or, as to each party, to such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when delivered to an officer of the other party, be effective upon such delivery and, when mailed or transmitted by facsimile, be effective when deposited in the mails or when transmitted respectively, addressed as aforesaid; except that notices by the Borrower to the Lender or by the Lender to the Borrower pursuant to the provisions of
Section 1.05 shall not be effective until received by the Lender or the Borrower, as the case may be, but such notices may be given by telephone and confirmed in writing or by facsimile on the same day and shall be effective upon such telephonic notice.

  SECTION 7.03 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

  SECTION 7.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right, to assign its rights hereunder or any interest herein except to a successor by merger, consolidation or sale of all or substantially all of the Borrower's assets, in each case if permitted under Section 4.07 above, without the prior written consent of the Lender, and (ii) the Lender shall not assign any of its rights or obligations hereunder or under the Note, except to a successor by merger, consolidation or sale of substantially all of the Lender's assets without the prior written consent of the Borrower.

  SECTION 7.05 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower primarily for support of existing borrowings and working capital needs. Specifically, (i) an amount equal to the aggregate amount of the obligations outstanding under the credit facility referred to in this clause
(i) is designated solely for the repayment of obligations of the Borrower under that certain Continuing Corporate Guarantee of the Borrower given to NM Rothschild & Sons Limited and Citibank N.A. in support of borrowing by the wholly owned subsidiary of the Borrower, AGI Chile Credit Corp., Inc., under that certain Term Loan Agreement dated as of March 15, 1994; provided, however, that such amount shall not exceed $36,000,000; (ii) an amount equal to the aggregate amount of the obligations outstanding under the credit facility referred to in this clause (ii) is designated solely for the repayment of obligations of the Borrower under that certain Guarantee and Pledge Agreement dated as of March 21, 1991 given to The Chase Manhattan Bank (National Association) as Agent for the Banks which are party to that certain Bullion Loan Agreement dated as of March 21, 1991, as amended (the "Loan Agreement") in support of borrowings by the wholly owned subsidiary of the Borrower, Lassen Gold Mining Inc. under the Loan Agreement; provided, however, that such amount shall not exceed $30,000,000; and (iii) all proceeds of the Loans, if any, remaining after giving effect to clauses (i) and (ii) of this Section 7.05 shall be used for the Borrower's general working capital requirements and for any other purposes approved by the Borrower's Board of Directors or, within the limits prescribed by the

Board of Directors, by management of the Borrower, including but not limited to general corporate purposes, working capital, capital expenditures for development of the Projects or for the development or acquisition of other properties and the acquisition of all or part of the capital stock or assets of other companies; provided, however, that if on the date of any Loan the average spot price of gold traded on the Commodity Exchange Inc. (COMEX) in New York City for the thirty trading days immediately preceding the date of such Loan is less than $300.00 per ounce, the purpose of such borrowing shall not be for development of any of the Projects or for the development or acquisition of any other properties or the acquisition of securities or assets of any other company unless a resolution duly adopted by at lease two-thirds of the Borrower's Board of Directors authorizes the specific amount to be borrowed from the Lender for such purpose as in the best interest of the Borrower's stockholders. If any Loans in an aggregate principal amount outstanding in excess of $5,000,000.00, or such higher amount as may be approved from time to time by its Board of Directors and certified to the Lender, are borrowed for purposes other than as described in clause (i) or (ii), the Borrower shall, as an additional condition precedent to the Lender's making of such Loans, be required to obtain approval of its Board of Directors for such Loans and to certify such resolutions to the Lender pursuant to Section 2.01 (c) of this Agreement.

  SECTION 7.06 Demand Registration Rights. (i) At any time after the earlier to occur of (i) the conversion of the Preferred Stock into shares of Common Stock or (ii) the exercise of the Lender's Purchase Option, the Lender may make one or more written requests to the Borrower (a "Demand") for registration under and in accordance with the provisions of the Securities Act of all or part (but not less than 1,000,000 shares per Demand) of the shares of Common Stock issued to the Lender pursuant to Section 1.08 or Section 6.01 of this Agreement ("Registrable Shares"). Each such request shall specify the aggregate number of Registrable Shares proposed to be registered and the intended method of disposition thereof.

  (ii) Upon receipt of a Demand, the Borrower shall use its best efforts to effect such registration to permit the sale of Registrable Shares in accordance with the intended method of disposition thereof and pursuant thereto, the Borrower shall as expeditiously as possible:

    (a) execute and deliver all such instruments and documents and do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Lender, advisable to register such Registrable Shares under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

    (b) use its best efforts to qualify the Registrable Shares under the applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Registrable Shares, as requested by the Lender;

    (c) make available to the Lender, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

    (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Registrable Shares or any part thereof valid and binding and in compliance with applicable law.

  (iii) If any such Demand is made at a time when the Lender directly or indirectly owns less than five percent 5% of the number of shares of Common Stock outstanding, the Borrower may, if its Audit Committee of its Board of Directors determines in the good faith exercise of its reasonable judgment that it would be inadvisable to effect a demand registration, defer such demand registration until the earliest practicable time at which such demand registration can be reasonably effected, which period shall not exceed three
(3) months.

  (iv) All Registration Expenses incurred in connection with the first registration statement to be filed hereunder or under that certain Stock Purchase Agreement between the Lender and the Borrower of even date herewith (the "Stock Agreement") shall be paid by the Borrower. All Registration Expenses incurred in connection with each additional registration statement to be filed hereunder or under the Stock Agreement shall be paid by the Lender. For purposes of this Agreement, "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Section 7.06, including, without limitation, (i) all SEC and stock exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or "Blue Sky" laws (including fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Shares and determination of the eligibility of the Registrable Shares for investment under the laws of such jurisdiction as the Lender may indicate), (iii) all printing, messenger and delivery expenses,
(iv) all fees and expenses incurred in connection with the listing of Registrable Shares on any exchange, and (v) the fees and disbursements of counsel for the Borrower and of its independent public accountants, but excluding underwriting discounts and commissions, brokerage fees, transfer taxes, if any, fees and disbursements of counsel, accountants or other experts or advisors to the Lender, and National Association of Securities Dealers Inc. registration and filing fees.

  SECTION 7.07 Expenses. The Borrower shall pay (i) all out-of-pocket expenses of the Lender, including fees and disbursements of special counsel for the Lender, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or alleged default hereunder and (ii) if an Event of Default occurs, or upon the occurrence of an event that with notice or the lapse of time or both would constitute an Event of Default, all out-of-pocket expenses incurred by the Lender, including fees and disbursements of counsel, in connection with such actual or potential Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings, actions or negotiations resulting therefrom. The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery to the Lender of this Agreement, or any Note.

  SECTION 7.08 Prior Agreement. This Agreement and the Note issued hereunder shall supersede in their entirety any prior negotiations, discussions, understandings or arrangements between the Lender and the Borrower pertaining to the subject matter of this Agreement.

  SECTION 7.9 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Colorado.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be Executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          AMAX GOLD INC.

                                          By      /s/ Mark A. Lettes
                                             -----------------------------

                                          Title:  Vice President & Chief
                                                    Financial Officer

ATTEST:

     /s/  R. Craig Johnson
- - -------------------------------------

                                          CYPRUS AMAX MINERALS COMPANY

                                          By    /s/ Francis J. Kane
                                             -----------------------------

                                          Title:  Vice President Investor
                                                   Relations & Treasurer

ATTEST:

     /s/ Philip C. Wolf
- - -------------------------------------

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE

$100,000,000.00                                              Date: April  , 1994

  FOR VALUE RECEIVED, Amax Gold Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of Cyprus Amax Minerals Company, a Delaware corporation (the "Lender") at the office of the Lender located at 9100 East Mineral Circle, Englewood, Colorado 80112, or at such other place as the Lender may direct in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of One Hundred Million Dollars or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article I of the Agreement referred to below in accordance with the respective Schedules applicable to such Loans attached to and made part of this Note. All principal amounts outstanding under this Note on April 30, 1997 shall be paid in twenty equal quarterly installments in accordance with Section 1.06 of such Agreement; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount hereof; and, provided, further, that the Lender, upon exercise of its Stock Purchase Option under
Article VI of such Agreement, may terminate or reduce the "Commitment", as defined therein, whereupon such installments shall be due as of the date set for closing such stock purchase pursuant to Section 6.01 of such Agreement.

  The Borrower further promises to pay interest at said office in like money, from the date hereof on the unpaid principal amount hereof outstanding from time to time, at the rates and at the times set forth in Article I of such Agreement. Notwithstanding anything contained herein to the contrary, at the election of the Borrower the principal of this Note may be paid by the Borrower in Preferred Stock of the Borrower in accordance with the provisions of Section
1.08 of the Agreement, subject to satisfaction of the conditions set forth in
Section 1.09 of such Agreement.

  This Note is the Note referred to in Section 1.02 of the Revolving Credit Agreement between the Borrower and the Lender dated as of April 15, 1994, as the same may hereafter from time to time be amended or supplemented in accordance with the terms thereof ("Agreement"), is entitled to the benefits thereof and subject to the terms and conditions set forth therein (including, without limitation, the Lender's rights to accelerate the due date hereof) and may be paid and prepaid as provided therein.

  Upon the occurrence of any of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be or shall automatically become immediately due and payable as provided therein.

                                          Amax Gold Inc.

                                          By___________________________________

                                          ATTEST:

                                          -------------------------------------
                                          Secretary

                         SCHEDULE OF LOANS AND PAYMENTS

                      MADE UNDER NOTE DATED APRIL  , 1994,

                              FROM AMAX GOLD INC.*

                        TO CYPRUS AMAX MINERALS COMPANY

Principal Amount of the Initial Loan:  $
Date of the Initial Loan:
Interest Rate for the Initial Loan:

                              PRINCIPAL BORROWINGS
                           AND PAYMENTS OF THIS NOTE

            AMOUNT                            INTEREST           PRINCIPAL           UNPAID
DATE       BORROWED           RATE              PAID               PAID              BALANCE
- - ----       --------           ----            --------           ---------           -------
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $
                                 %              $                  $                  $

- - --------
* All terms used in this Schedule shall have the meanings given them in the Agreement.